UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 27, 2005
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Execution of General Manager and Executive Vice President Agreement.

Effective October 27, 2005, Genius Products, Inc. (the "Company") and Christine Martinez entered into an employment agreement (the "General Manager and Executive Vice President Agreement"), pursuant to which Ms. Martinez agreed to serve as General Manager and Executive Vice President of the Company.

Ms. Martinez is employed by the Company at-will and her employment may be terminated by the Company at any time. Under the General Manager Agreement, Ms. Martinez is entitled to an annual salary of $200,000 and received a grant of an option to purchase 225,000 shares of the Company's common stock with an exercise price of $1.63 per share. The options vest over a two-year period, with 75,000 vesting upon the date of grant and the remaining 75,000 vesting in equal installments on each of the first and second anniversaries of the date of grant. In addition, Ms. Martinez will be granted three weeks annual paid vacation.

If the Company terminates Ms. Martinez without cause (as defined in the General Manager and Executive Vice President Agreement), she will be entitled to receive a severance payment equal to her compensation for a six month period plus all accrued but unpaid salary and vacation time.

Execution of Senior Vice President of Marketing Agreement.

Effective October 27, 2005, the Company and Michael Radiloff entered into an employment agreement (the "Senior Vice President of Marketing Agreement"), pursuant to which Mr. Radiloff agreed to serve as Senior Vice President of Marketing of the Company.

Mr. Radiloff is employed by the Company at-will and his employment may be terminated by the Company at any time. Mr. Radiloff's annual salary during his employment under the Senior Vice President of Marketing Agreement will be $210,000, and he will be provided an additional $600 monthly auto allowance. In addition, Mr. Radiloff was granted an option to purchase 225,000 shares of the Company's common stock with an exercise price of $1.63 per share. The options vest over a two-year period, with 75,000 vesting upon the date of grant and the remaining 75,000 vesting in equal installments on each of the first and second anniversaries of the date of grant.
Mr. Radiloff will be provided three weeks annual paid vacation.

If the Company terminates Mr. Radiloff without cause (as defined in the Senior Vice President of Marketing Agreement), he will be entitled to receive a severance payment equal to his compensation for a six month period plus all accrued but unpaid salary and vacation time.

The definitive agreements described above are furnished as exhibits to this Report and incorporated by reference herein. The preceding descriptions of these agreements is summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	General Manager and Executive Vice President Employment Agreement, dated September 26, 2005, and executed on October 27, 2005, between Christine Martinez and Genius Products, Inc.

99.2	Senior Vice President of Marketing Employment Agreement, dated October 11, 2005, and executed on October 27, 2005, between Michael Radiloff and Genius Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: October 31, 2005	By:	/s/ Trevor Drinkwater

Trevor Drinkwater Chief Executive Officer